UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 7, 2026
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 East City North Drive
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2026, Republic Services, Inc. (“Republic” or the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below:
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Manuel Kadre	273,749,542	2,385,807	76,771	12,128,732
Ian Craig	274,893,856	1,233,807	84,457	12,128,732
Michael A. Duffy	275,340,854	788,628	82,638	12,128,732
Thomas W. Handley	267,461,763	8,675,497	74,860	12,128,732
Jennifer M. Kirk	271,209,831	4,832,508	169,781	12,128,732
Michael Larson	262,059,568	14,076,821	75,731	12,128,732
Norman Thomas Linebarger	275,254,949	871,149	86,022	12,128,732
Meg Reynolds	275,284,541	851,164	76,415	12,128,732
James P. Snee	272,259,926	3,874,029	78,165	12,128,732
Brian S. Tyler	275,215,871	913,036	83,213	12,128,732
Jon Vander Ark	275,887,447	242,628	82,045	12,128,732
Sandra M. Volpe	271,037,600	5,100,476	74,044	12,128,732
Katharine B. Weymouth	261,047,838	15,085,952	78,330	12,128,732
2. The proposal to approve the compensation of the Company’s named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	266,655,515
Votes against	9,087,762
Abstentions	468,843
Broker non-votes	12,128,732
3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 was approved based upon the following votes:

Votes for	277,390,342
Votes against	10,890,865
Abstentions	59,645
According to an Arizona statute, if a person or group acquires 20% or more of the stock of a public corporation, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). This statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 35.5% of our common stock as of the record date for the Annual Meeting), approximately 48 million fewer shares would have been voted for each of proposals two and three, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	May 11, 2026	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary